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                                                                   Exhibit 10.5


                             INTERCREDITOR AGREEMENT


                  THIS INTERCREDITOR AGREEMENT ("Intercreditor Agreement"), dated as of October 20, 2004, is by and between CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation, in its capacity as agent pursuant to the Working Capital Loan and Security Agreement (as hereinafter defined) for the lenders who are party from time to time thereto (in such capacity, together with its successors and assigns in such capacity, "Working Capital Agent") and SILVER POINT FINANCE LLC, a Delaware limited liability company, in its capacity as collateral agent pursuant to the Term Loan Agreement (as hereinafter defined) for the lenders who are party from time to time thereto (in such capacity, together with its successors and assigns in such capacity, the "Term Loan Agent", as hereinafter further defined).

                                    RECITALS:

                  A. Working Capital Lenders (as hereinafter defined) have entered into financing arrangements with the Borrowers (as hereinafter defined), pursuant to which the Working Capital Lenders may, upon certain terms and conditions, make loans and provide other financial accommodations to Borrowers, secured by a security interest in substantially all of the assets and properties of the Borrowers and the other Obligors (as hereinafter defined).

                  B. Term Loan Lenders have made term loans to the Borrowers secured by a security interest in substantially all of the assets and properties of the Borrowers and the other Obligors.

                  C. Working Capital Agent and Term Loan Agent desire to enter into this Intercreditor Agreement to (i) confirm the relative priorities of the security interests of the Working Capital Agent, on the one hand, and Term Loan Agent, on the other hand, in the assets and properties of the Borrowers and the other Obligors, and (ii) provide for the orderly sharing among them, in accordance with such priorities, of the proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof.

                  In consideration of the mutual benefits accruing to the Working Capital Agent, the Working Capital Lenders, Term Loan Agent, and the Term Loan Lenders hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. DEFINITIONS.

                  As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

                  1.1 "Agents" shall mean, collectively, the Working Capital Agent and the Term Loan Agent, and "Agent" shall mean either one of them, as the context requires.



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                  1.2 "Agreements" shall mean, collectively, the Working Capital
Loan Documents and the Term Loan Documents, and "Agreement" shall mean any one of them, as the context requires.

                  1.3 "Availability" shall mean, at any time, the aggregate amount of the revolving loans and letter of credit accommodations available to Borrowers from the Working Capital Lenders based on the aggregate amount of the Borrowing Base (as such term is defined in the Working Capital Loan and Security Agreement as in effect on the date hereof) of all Borrowers determined without regard to any revolving loans or letter of credit accommodations then outstanding, and, accordingly, the term "Availability" is used herein to mean the aggregate amount of revolving loans and letter of credit accommodations available without any reduction for the amount of revolving loans or letter of credit accommodations outstanding.

                  1.4 "Bankruptcy Code" shall mean Title 11 of the United States Code and, as applicable, any foreign laws relating to insolvency or bankruptcy.

                  1.5 "Borrowers" shall mean each entity listed as a "Borrower" on the signature pages hereto, and in each case, their successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any successor or assign.

                  1.6 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which Working Capital Agent and Term Loan Agent are open for the transaction of business.

                  1.7 "Collateral" shall mean all assets and properties of any kind whatsoever, real or personal, tangible or intangible, and wherever located of any Obligor.

                  1.8 "Congress" shall mean Congress Financial Corporation (Central), an Illinois corporation.

                  1.9 "Default" means each "Default" or similar term, as such term is defined in any Working Capital Loan Document or any Term Loan Document, so long as any such Agreement is in effect.

                  1.10 "Event of Default" means each "Event of Default" or similar term, as such term is defined in any Working Capital Loan Document or any Term Loan Document, so long as any such Agreement is in effect.

                  1.11 "Excess Availability" shall have the meaning set forth in the Working Capital Loan and Security Agreement as in effect on the date hereof.

                  1.12 "Extraordinary Receipts" shall have the meaning set forth in the Working Capital Loan and Security Agreement as in effect on the date hereof.

                  1.13 "Guarantors" means (a) each entity listed as a "Guarantor" on the signature pages hereto, and in each case, such entity's successors and assigns, including, without



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limitation, any receiver, trustee or debtor-in-possession on behalf of such entity or on behalf of any successor or assign, and (b) each other Person (other than a Borrower) now or at any time hereafter liable on or in respect of the Term Loan Debt or the Working Capital Debt, and each of such Person's successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

                  1.14 "Hedge Agreement" shall have the meaning set forth in the Working Capital Loan and Security Agreement; sometimes being collectively referred to herein as Hedge Agreements".

                  1.15 "Hedge Reserves" shall mean the then effective Reserves (as such term is defined in the Working Capital Loan and Security Agreements) established by Working Capital Agent in respect of any Obligations arising under or pursuant to any Hedge Agreements.

                  1.16 "Insolvency Proceeding" shall mean, as to any Person, any of the following: (a) any case or proceeding with respect to such Person under the Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law of any jurisdiction affecting creditors' rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person or (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any of its assets or (c) any proceeding for liquidation, dissolution or other winding up of the business of such Person or
(d) any assignment for the benefit of creditors or any marshaling of assets of such Person.

                  1.17 "Intentional Overadvances" shall mean the aggregate outstanding principal amount of loans and letter of credit accommodations that are made or issued pursuant to the Working Capital Loan and Security Agreement intentionally or with actual knowledge that such loans and letter of credit accommodations cause the aggregate outstanding principal amount of loans and letter of credit accommodations to exceed the amount equal to the Availability.

                  1.18 "Lenders" shall mean, collectively, the Working Capital Lenders and the Term Loan Lenders, and their respective successors and assigns, being sometimes referred to herein individually as a "Lender".

                  1.19 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

                  1.20 "Lien Enforcement Action" means (a) any action by any Agent or Lender to foreclose on the Lien of such Person in all or a material portion of the applicable Collateral, (b) any action by any Agent or Lender to take possession of, sell or otherwise realize (judicially or non-judicially) upon all or any material portion of the applicable Collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by any



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Agent or Lender of any legal proceedings against or with respect to all or any material portion of the applicable Collateral to facilitate the actions described in (a) or (b) above.

                  1.21 "Maximum W/C Debt" shall mean the sum of: (a) aggregate outstanding principal amount of loans and outstanding letter of credit accommodations made or issued pursuant to the Working Capital Loan Documents up to a maximum amount equal to the lesser of (i) $110,000,000 and (ii) the amount equal to (A) the Availability, multiplied by (B) 110%; plus (b) the portion of the aggregate outstanding principal amount of loans and letter of credit accommodations that are made or issued pursuant to the Working Capital Loan and Security Agreement but that are not made or issued intentionally or with actual knowledge that such loans and letter of credit accommodations cause the aggregate outstanding principal amount of loans and letter of credit accommodations to exceed the amount equal to the Availability multiplied by 110% (but do not exceed $110,000,000) calculated at the time made or issued; plus (c) Intentional Overadvances in a principal amount not to exceed $5,000,000; plus
(d) interest, fees, indemnities, costs and expenses arising under the Working Capital Loan Documents; provided, that, the term "Availability" as used in this definition shall not include any obligations or liabilities of any Borrower to any financial institutions pursuant to any Hedge Agreements in an amount in excess of the Hedge Reserves.

                  1.22 "Net Cash Proceeds" shall have the meaning set forth in the Working Capital Loan and Security Agreement as in effect on the date hereof.

                  1.23 "Obligors" shall mean, individually and collectively, the Borrowers and the Guarantors or any other person liable on or in respect of the Term Loan Debt or the Working Capital Debt, and each of their successors and assigns, including, without limitation, a receiver, trustee or debtor in possession on behalf of such person or on behalf of any such successor or assign.

                  1.24 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

                  1.25 "Release Event" means (a) prior to the occurrence of an Insolvency Proceeding by or against any Obligor, the occurrence and the continuance of an Event of Default under any Agreement or the taking of any Lien Enforcement Action with respect to any Collateral by Term Loan Agent or the Working Capital Agent, provided that (i) any Release Event relating to the Working Capital Loan Documents occurring prior to an Insolvency Proceeding by or against any Obligor shall cease to constitute a Release Event as of the occurrence of such Insolvency Proceeding if the Working Capital Lenders continue making loans or providing letter of credit accommodations or other financial accommodations (whether pursuant to the Working Capital Loan Documents or otherwise) or consent to the use of cash collateral after the occurrence of such Insolvency Proceeding and (ii) any Release Event relating to the Term Loan Documents occurring prior to an Insolvency Proceeding by or against any Obligor shall cease to constitute a Release Event as of the occurrence of such Insolvency



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Proceeding if Term Loan Lenders continue making loans or providing other financial accommodations (whether pursuant to the Term Loan Documents or otherwise) or consent to the use of cash collateral after the occurrence of such Insolvency Proceeding, or (b) after the occurrence of an Insolvency Proceeding by or against any Obligor, the occurrence of any of the following: (i) the entry of an order of any United States Bankruptcy Court pursuant to Section 363 (or similar provisions) of the Bankruptcy Code or otherwise authorizing the sale of all or substantially all of the Obligors' assets or (ii) the taking of any Lien Enforcement Action with respect to any Collateral by any Agent or Lender or the entry of an order of any United States Bankruptcy Court pursuant to Section 362 (or similar provisions) of the Bankruptcy Code vacating the automatic stay and authorizing any Agent or Lender to take any Lien Enforcement Action with respect to any Collateral.

                  1.26 "Retained W/C Debt" shall mean Intentional Overadvances in an outstanding principal amount in excess of $5,000,000.

                  1.27 "Term Loan Agent" shall mean Silver Point Finance LLC, a Delaware limited liability company, in its capacity as Agent pursuant to the Term Loan Agreement for the benefit and on behalf of the Term Loan Lenders, and its successors and assigns (and including, without limitation, any successor, assignee or additional person at any time acting as agent for the benefit of or on behalf of it and/or Term Loan Lenders).

                  1.28 "Term Loan Agreement" shall mean the Loan and Security Agreement among the Obligors, Term Loan Agent, and Term Loan Lenders, as amended through the date hereof, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or restated.

                  1.29 "Term Loan Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor to Term Loan Agent and/or any of the Term Loan Lenders arising under the Term Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Term Loan Documents or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

                  1.30 "Term Loan Documents" shall mean the Term Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Borrower or any Obligor or any other person with, to or in favor of Term Loan Agent, or Term Loan Lenders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed or restated.

                  1.31 "Term Loan Lenders" shall mean Silver Point Finance LLC, a Delaware limited liability company, the other lenders party to the Term Loan Document on the date hereof



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or from time to time hereafter, and their respective successors and assigns
(including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Term Loan Debt at any time and from time to time).

                  1.32 "Turnover Date" shall mean any date that any Obligor is required to deliver or remit to Working Capital Agent the proceeds of (a) any Extraordinary Receipts and Asset Sales under the provisions of Section 6.4(c) of the Working Capital Loan and Security Agreement as in effect as of the date hereof, (b) any Debt Issuance under the provisions of Section 6.4(d) of the Working Capital Loan and Security Agreement as in effect as of the date hereof or (c) any Equity Issuance under the provisions of Section 6.4(e) of the Working Capital Loan and Security Agreement as in effect as of the date hereof.

                  1.33 "Working Capital Agent" shall mean Congress Financial Corporation (Central), an Illinois corporation, in its capacity as Agent pursuant to the Working Capital Loan and Security Agreement for the benefit and on behalf of the Working Capital Lenders, and its successors and assigns (and including, without limitation, any successor, assignee or additional person at any time acting as agent for the benefit of or on behalf of it and/or Working Capital Lenders).

                  1.34 "Working Capital Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor to the Working Capital Agent or any of the Working Capital Lenders arising under the Working Capital Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Working Capital Loan and Security Agreement or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such interest or other amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding), provided that for the purposes of this Intercreditor Agreement, "Working Capital Debt" shall not include the early termination fee payable pursuant to Section 13.1(c) of the Working Capital Loan and Security Agreement except to the extent provided in Section 3.3 hereof.

                  1.35 "Working Capital Lenders" shall mean Congress, the other lenders party to the Working Capital Loan and Security Agreement on the date hereof or from time to time hereafter, and their respective successors and assigns (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Working Capital Debt at any time and from time to time).

                  1.36 "Working Capital Loan Documents" shall mean the Working Capital Loan and Security Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other person with, to or in favor of Working Capital Lenders in connection therewith or related thereto as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed or restated.



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                  1.37 "Working Capital Loan and Security Agreement" shall mean the Loan and Security Agreement by and among Working Capital Agent, the Working Capital Lenders, and the Obligors, as the same may be amended, modified, supplemented, extended, renewed or restated.

                  1.38 "Working Capital Loan Termination Date" shall mean the date that Working Capital Agent and Working Capital Lenders have received payment in full in cash or other immediately available funds of all of the Working Capital Debt, Working Capital Agent shall have received either cash collateral or a letter of credit with respect to contingent obligations in accordance with the terms of Section 13.1(a) of the Working Capital Loan and Security Agreement as in effect on the date hereof (provided that as to contingent obligations in connection with letter of credit accommodations, such cash collateral (or the amount of the letter of credit issued to Working Capital Agent in respect of such contingent obligations, as the case may be) shall not exceed 105% of the face amount of the letters of credit for which Working Capital Agent or Working Capital Lenders have any liability (or as to such contingent obligations in connection with letter of credit accommodations, the originals of the letters of credit shall have been cancelled and returned to Working Capital Agent by the beneficiary thereof with such instructions from the beneficiary as the issuer thereof may require) and the agreement of Working Capital Lenders to make any further loans or provide any further financial accommodations to Borrowers shall have been terminated. In the event that Working Capital Agent or any Working Capital Lender is required by a governmental authority to return any payments received by it in respect of the Working Capital Debt after it had otherwise received payment in full, the Working Capital Debt to which such payment had been applied shall be reinstated and a Working Capital Loan Termination Date shall not be deemed to have occurred.

                  1.39 All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein, shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

         2. SECURITY INTERESTS; PRIORITIES; REMEDIES.

                  2.1 Acknowledgment of Liens. Working Capital Agent hereby acknowledges that Term Loan Agent acting for and on behalf of the Term Loan Lenders has been granted Liens upon all of the Collateral pursuant to the Term Loan Documents to secure the Term Loan Debt. Term Loan Agent hereby acknowledges that Working Capital Agent acting for and on behalf of Working Capital Lenders has been granted Liens upon all of the Collateral pursuant to the Working Capital Loan Documents to secure the Working Capital Debt.

                  2.2 Priority of Liens.

                  (a) Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of any Agent or Lender in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, to the extent of (but not in excess of) the Maximum W/C Debt, the Liens upon the Collateral of Working Capital Agent have and shall have priority over the Liens upon the



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Collateral of Term Loan Agent and, to the extent of (but not in excess of) the
Maximum W/C Debt, such Liens of Term Loan Agent upon the Collateral are and shall be junior and subordinate to the Liens of Working Capital Agent in the Collateral, in each case, to the extent the Liens of the Working Capital Agent in the Collateral are valid, enforceable and perfected.

                  (b) Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or the method of perfecting a Lien in favor of any Agent or Lender in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, the Liens of Term Loan Agent upon the Collateral have and shall have priority over the Liens of Working Capital Agent upon the Collateral to the extent that the Liens of Working Capital Agent secure Working Capital Debt in excess of the Maximum W/C Debt, and, to the extent that such Liens of Working Capital Agent secure Working Capital Debt in excess of the Maximum W/C Debt, such Liens of Working Capital Agent are and shall be junior and subordinate to the Liens of Term Loan Agent in the Collateral, in each case, to the extent the Liens of Term Loan Agent in such Collateral are valid, enforceable and perfected.

                  2.3 Priorities Unaffected by Action or Inaction. The priorities of the Liens provided in Section 2.2 hereof shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Working Capital Debt or the Term Loan Debt, nor by any action or inaction which any of the Agents or Lenders may take or fail to take in respect of the Collateral so long as the Liens of the respective Agents and Lenders in the Collateral are valid, perfected and enforceable. Working Capital Agent agrees not to enter into any agreement with another creditor of any Obligor to subordinate the Lien of Working Capital Agent in any Collateral under the Working Capital Agreements to the Lien of such other creditor in the Collateral, or to subordinate the right of Working Capital Agent or any Working Capital Lender to the payment of the Working Capital Debt to the payment of the indebtedness or claim of any other creditor of any Obligor, in each case without the prior written consent of Term Loan Agent.

                  2.4 Delivery of Proceeds.

                  (a) Until the Working Capital Loan Termination Date, all proceeds of the Collateral received by Term Loan Agent shall be forthwith paid over, in the funds and currency received, to Working Capital Agent for application to the Working Capital Debt (if Working Capital Agent is entitled to priority with respect thereto under Sections 2.2 and 2.5 hereof and unless otherwise required by law). All proceeds of the Collateral received by Working Capital Agent after the Working Capital Loan Termination Date or to the extent that Working Capital Agent is not entitled to priority with respect thereto under Section 2.2 hereof shall be forthwith paid over, in the funds and currency received, to Term Loan Agent for application to the Term Loan Debt (subject to Section 2.5 hereof and unless otherwise required by law). Each Agent shall only be required to pay over to the other Agent proceeds of Collateral to the extent that the Agent that receives such proceeds has a valid, enforceable and perfected security interest in the Collateral, the sale or other disposition of which gave rise to such proceeds, provided that, in the event that the Agent receiving the proceeds does not have a valid, enforceable or perfected security interest in such Collateral, the Obligors hereby agree that no Agent or Lender shall have any liability to any Obligor and each Obligor hereby waives and releases each Agent and each



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Lender from any claims, actions or proceedings as a result of the payment of such proceeds. Following the date that Term Loan Agent and Term Loan Lenders have received payment in full in cash or other immediately available funds of all Term Loan Debt and the agreement of the Term Loan Lenders to make further loans to Borrowers shall have terminated, all proceeds of Collateral thereafter received by Term Loan Agent shall forthwith be paid over in the funds and currency received, to Working Capital Agent for application to Working Capital Debt (subject to Section 2.5 hereof and unless otherwise required by law).

                  (b) Each Borrower acknowledges and agrees that Working Capital Agent may make such advances on behalf of and for the account of Borrowers to Term Loan Agent or Term Loan Lenders in the event that Working Capital Agent is required to make any payments to Term Loan Agent or Term Loan Lenders pursuant to this Section 2.4 or as may otherwise be required herein (and Working Capital Agent may charge the loan accounts of Borrowers with such amounts), even if after giving effect thereto there are no further loans available to Borrowers under the Working Capital Loan and Security Agreement or the loans outstanding exceed the amounts available and without any obligation by Working Capital Agent or any Working Capital Lender to make such loans (and notwithstanding any dispute or claim between any Obligor and Term Loan Agent or any Term Loan Lender) and the Obligors hereby waive and release any claim against each Agent and each Lender as a result of such payment. For purposes of this Intercreditor Agreement, payments made by Borrowers to Term Loan Agent or Term Loan Lenders in respect of the Term Loan Debt with proceeds of loans by Working Capital Agent or any Working Capital Lender to Borrowers or payments made pursuant to Section 6.4(c), (d) and (e) of the Working Capital Loan and Security Agreement shall not be construed to constitute proceeds of Collateral.

                  2.5 Rights of Third Parties; No Contest of Liens. Each Agent and each Lender shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Agent or Lender has been granted a Lien. The foregoing provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the Agents and the Lenders and shall not impose on any Agent or Lender any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or governmental authority or any applicable law. Term Loan Agent agrees that it will not contest the validity, perfection, priority or enforceability of the Liens upon the Collateral of Working Capital Agent, and Working Capital Agent agrees that it will not contest the validity, perfection, priority or enforceability of the Liens upon the Collateral of Term Loan Agent.

                  2.6 Access to Books and Records. In the event that any Agent shall, in the exercise of its respective rights under its Agreements or otherwise, receive possession or control of any books and records of any Obligor which contain information identifying or pertaining to any Collateral in which the other Agent has been granted a Lien, the Agent receiving possession or control of such books and records shall notify the other Agent that it has received such books and records and shall, as promptly as practicable thereafter, make available to the other Agent such books and records for inspection and duplication.



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                  2.7 Rights to Enforce Agreement. Subject to the terms and
conditions set forth in this Intercreditor Agreement (including, without limitation, Sections 2.9 and 2.10 hereof), at all times prior to the Working Capital Loan Termination Date, Working Capital Agent shall have the exclusive right to manage, perform and enforce the terms of the Working Capital Loan Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to Working Capital Agent's discretion and the exercise of Working Capital Agent's business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral.

                  2.8 Notices of Default, Etc. Concurrently with the giving thereof to the Borrowers, each Agent shall give the other Agent (a) a copy of any written notice by such person of a Default or an Event of Default under its Agreements with any Obligor, or written notice of demand of payment from any Obligor, and (b) a copy of any written notice sent by such Agent to any Obligor at any time an Event of Default under such person's Agreements with any Obligor exists stating such person's intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the Collateral or other judicial or non-judicial remedy in respect thereof to the extent permitted hereunder, and any legal process served or filed in connection therewith; provided, that, the failure of any party to give notice as required hereby shall not affect the relative priorities of Working Capital Agent's or Term Loan Agent's respective Liens as provided herein or the validity or effectiveness of any such notice as against any Obligor. Each of Working Capital Agent and Term Loan Agent will provide such information as it may have to the other as the other may from time to time reasonably request concerning the status of the exercise of any Lien Enforcement Action relating to the Collateral, and Working Capital Agent and Term Loan Agent shall be available on a reasonable basis during normal business hours to review with each other alternatives available in exercising such rights, including, but not limited to, advising each other of any offers which may be made from time to time by prospective purchasers of the Collateral, provided, that, the failure of any party to do any of the foregoing shall not affect the relative priorities of Working Capital Agent's or Term Loan Agent's respective Liens as provided herein or the validity or effectiveness of any notices or demands as against any Obligor. Each Obligor hereby consents and agrees to each Agent providing any such information to the other Agents and Lenders and to such actions by the Agents and waives any rights or claims against any Agent or Lender arising as a result of such information or actions.

                  2.9 Sales and Releases of Collateral. Subject to the provisions of Section 2.10(b)(ii) hereof, Term Loan Agent shall, at any time prior to the Working Capital Loan Termination Date and during the continuance of a Release Event:

                  (a) promptly upon the request of Working Capital Agent with respect to any of the Collateral (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), release or otherwise terminate its Liens on such Collateral, to the extent such Collateral is to be sold or otherwise disposed of either by (i) Working Capital Agent or its agents, or (ii) any Obligor with the consent of Working Capital Agent;

                  (b) promptly upon the request of Working Capital Agent authorize, execute and/or deliver such release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as Working Capital Agent may reasonably require in connection with such sale or other disposition by Working Capital Agent, its agents or any Obligor, as the case may be; provided, that,

                           (i) such release by Term Loan Agent shall not extend
to or otherwise affect any of the rights of Term Loan Agent under this Intercreditor Agreement to the proceeds from any such sale or other disposition of such Collateral or any other Collateral,

                           (ii) Working Capital Agent shall promptly apply all
Net Cash Proceeds received by Working Capital Agent from any sale or other disposition to the Working Capital Debt, and including holding amounts as cash collateral for the Working Capital Debt arising in connection with letter of credit accommodations (but not to exceed 105% of the face amount of such letter of credit accommodations) or cash collateral for other contingent obligations as provided in the Working Capital Loan and Security Agreement provided, that,

                                    (A) if any such Net Cash Proceeds are
received by Working Capital Agent from the sale or other disposition of any asset other than Receivables, Equipment, Intellectual Property, Real Property or Inventory (as each such term is defined in the Working Capital Loan and Security Agreement) (collectively, such assets, the "Non-Borrowing Base Assets"), then the Working Capital Agent shall (1) apply such proceeds to the revolving loans (including, without limitation, interest, fees, costs and expenses) made by Working Capital Lenders with respect to the Supplemental Availability and the Fixed Asset Availability (as each such term is defined in the Working Capital Loan and Security Agreement) in accordance with the terms of the Working Capital Loan and Security Agreement until such revolving loans are paid in full (and reduce such Supplemental Availability and the Fixed Asset Availability by an amount equal to the amount of such proceeds received from such sale or disposition of the Non-Borrowing Base Assets and applied to such portion of the revolving loans), and (2) unless otherwise agreed to by Working Capital Agent, apply any remaining proceeds received from such sale or other disposition of the Non-Borrowing Base Assets to the revolving loans (including, without limitation, interest, fees, costs and expenses related thereto) made by Working Capital Lenders in respect of Eligible Accounts and Eligible Inventory (as each such term is defined in the Working Capital Loan and Security Agreement),

                                    (B) if any such Net Cash Proceeds are
received by Working Capital Agent from the sale or other disposition of Receivables, Equipment, Intellectual Property, Real Property or Inventory (collectively, "Borrowing Base Assets"), then the Working Capital Agent shall apply such proceeds to the revolving loans made by Working Capital Lenders in respect of the Borrowing Base and, to the extent that such Net Cash Proceeds are from the sale or other disposition of Equipment or Real Property, reduce the Supplemental Availability or Fixed Asset Availability in accordance with the terms of the Working Capital Loan and Security Agreement,

                                    (C) any proceeds from such sale or other
disposition received by Working Capital Agent in excess of the Working Capital Debt (and such amounts that may be held as cash collateral), shall be promptly delivered to Term Loan Agent (subject to Sections 2.4 and 2.5 hereof), and

                                    (D) no such release and/or authorization
documents shall be delivered (1) to any Obligor or (2) more than one Business Day prior to the date of the closing of the sale or disposition of such Collateral; provided, further, that if the closing of the sale or disposition of such Collateral is not consummated, Working Capital Agent shall promptly return all release and/or authorization documents to Term Loan Agent; and

                  (c) be deemed to have consented under the Term Loan Documents to any such sale or other disposition described in clause (a) above. The effectiveness of any such release or termination by Term Loan Agent shall be subject to the sale or other disposition of such Collateral described in such request or on substantially similar terms and shall lapse in the event such sale or other disposition does not occur within three (3) Business Days of the anticipated closing date. In any sale or other disposition of any of the Collateral by Working Capital Agent, Working Capital Agent shall conduct such sale or other disposition in a commercially reasonable manner. Notwithstanding the foregoing, prior to the Working Capital Loan Termination Date and the occurrence of a Release Event, subject to Section 2.10(b)(ii) hereof, Term Loan Agent shall take such release actions and shall be deemed to consent under the Term Loan Documents (and to have waived any mandatory prepayment obligations of the Borrowers thereunder) to a sale or disposition of the Collateral in accordance with clauses (a), (b) and (c) above with respect to sales or dispositions of Collateral to the extent such sale or disposition of the Collateral is permitted under the Working Capital Loan and Security Agreement as in effect as of the date hereof.

                  2.10 Limitations on Remedies.

                  (a) Notwithstanding any rights or remedies available to Term Loan Agent under any of the Term Loan Documents, applicable law or otherwise, except as otherwise provided in Section 2.10(b)(ii) hereof, prior to the Working Capital Loan Termination Date, Term Loan Agent shall not, directly or indirectly, seek to foreclose, take possession of, sell or otherwise realize upon (judicially or non-judicially) its Lien on any Collateral, assert any claims or interests therein or exercise any remedies with respect thereto (including, without limitation, by setoff or notification of account debtors) or commence any legal proceedings against or with respect to any Collateral to facilitate the actions set forth above; provided, that, in the event of the failure of Obligors to make any payment in respect of the Term Loan Debt in accordance with the terms of the Term Loan Documents or upon the occurrence of any other Event of Default under the Term Loan Documents and for so long as such Event of Default under the Term Loan Documents is continuing, subject at all times to the provisions of Sections 2.2 and 2.4 hereof, commencing ninety (90) days after the receipt by Working Capital Agent of the declaration by Term Loan Agent of such Event of Default under the Term Loan Documents and of the written demand by Term Loan Agent to Obligors for the accelerated payment of all Term Loan Debt (unless any Obligor is subject to an Insolvency Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency Proceeding), Term Loan Agent may take any action described above with respect to its Liens on the Collateral but only so long as Working Capital Agent is not already diligently pursuing in good faith the exercise of its enforcement rights or remedies against, or diligently in good faith attempting to vacate any stay or enforcement of its Liens on, all or any material portion of the Collateral (including, without limitation, any of the following: subject to applicable laws, the solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting and selling a material portion of the Collateral, the notification of accounts debtors to make payments to Working Capital Agent or its agent, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the Collateral).

                  (b) (i) In the event Term Loan Agent has commenced any actions to enforce its Lien on any specific item of Collateral, such actions are permitted hereunder and Term Loan Agent is diligently pursuing such actions, Working Capital Agent shall not take any action of a similar nature with respect to such Collateral.

                           (ii) In addition, in the event that, after a Release
Event, Working Capital Agent has commenced a Lien Enforcement Action against all or a material portion of the Collateral and (A) the Credit Facility (as defined in the Working Capital Loan and Security Agreement) with respect to any further Revolving Loans or the incurrence of further Letter of Credit Accommodations has been terminated, and (B) Working Capital Agent has received (1) cash or other immediately available funds in the amount of the Maximum W/C Debt then outstanding and unpaid (exclusive of the early termination fee payable pursuant to the Working Capital Loan and Security Agreement), and (2) without duplication, cash collateral in a manner and in such amounts as Working Capital Agent determines is reasonably necessary to secure Working Capital Agent in connection with any issued and outstanding letters of credit provided by Working Capital Agent and Working Capital Lenders (or letters of credit that Working Capital Agent has arranged to be provided by third parties pursuant to the financing arrangements of Working Capital Agent and Working Capital Lenders with Borrowers or any Obligor) to Borrowers or any Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), then upon the written request of Term Loan Agent, Working Capital Agent shall not take any further action against the Collateral and Term Loan Agent shall have the right to control any further Lien Enforcement Action against the Collateral.

                  (c) In the event Term Loan Agent has commenced any actions to enforce its Lien on any Collateral as permitted hereunder, Working Capital Agent agrees that any such sale or other disposition shall be free and clear of the Liens of Working Capital Agent and agrees to execute and deliver any and all release documents and instruments reasonably requested by Term Loan Agent to evidence that such sale or other disposition is free and clear of its Liens, provided, that, (i) in any sale or other disposition of any of the Collateral by Term Loan Agent, Term Loan Agent shall conduct such sale or other disposition in a commercially reasonable manner and shall comply in all respects with this Intercreditor Agreement, (ii) such sale or other disposition by Term Loan Agent shall not extend to or otherwise affect any of the rights of Working Capital Agent under this Intercreditor Agreement to the proceeds from any such sale or other disposition of Collateral, (iii) Term Loan Agent shall promptly apply such proceeds in accordance with the provisions of this Intercreditor Agreement and
(iv) no such release documents or instruments shall be delivered (A) to any Obligor or (B) more than one (1) Business Day prior to the date of the closing of the sale or disposition of such Collateral; provided, further, that if the closing of the sale or disposition of such Collateral is not consummated, Term Loan Agent shall promptly return all release documents to Working Capital Agent. The effectiveness of any such release by Working Capital Agent shall be subject to the sale or disposition of such Collateral described in such request or on substantially similar terms and shall lapse in the event such sale or other disposition does not occur within three
(3) Business Days of the anticipated closing date. In any sale or other disposition of any of the Collateral by Term Loan Agent, Term Loan Agent shall conduct such sale or other disposition in a commercially reasonable manner.

                  2.11 Actions Not Subject to Limitation. Nothing in this Intercreditor Agreement shall be construed to in any way limit or impair the right of: (a) any Agent or Lender to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any such person; (b) Term Loan Agent to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by Working Capital Agent, so long as it does not delay or interfere in any material respect with the exercise by Working Capital Agent of its rights as provided in this Intercreditor Agreement; or (c) Term Loan Agent to receive any remaining proceeds of Collateral after the Working Capital Termination Date.

                  2.12 Advances by Working Capital Lenders. If Working Capital Agent or any Working Capital Lender should honor or fail to honor a request by any Borrower for a loan, advance or other financial accommodation under the Working Capital Loan Documents, whether or not Working Capital Agent or any Working Capital Lender has knowledge that the honoring of such request or the failure to honor such request would result in an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default under the Term Loan Documents, in no event shall Working Capital Agent or any Working Capital Lender have any liability to Term Loan Agent or Term Loan Lenders as a result of such breach or failure to act, and without limiting the generality of the foregoing, Term Loan Agent agrees that Working Capital Agent and Working Capital Lenders shall not have any liability for tortious interference with contractual relations or for inducement by Working Capital Agent or any Working Capital Lender of any Borrower to breach of contract or otherwise, provided, that, Working Capital Agent and Working Capital Lenders agree that the aggregate principal amount of the Working Capital Debt shall be subject to the limitations with respect to the amount thereof set forth in the definition of Working Capital Debt. Nothing contained in this Section
2.12 shall limit or waive any right that Term Loan Agent has to enforce any of the provisions of the Term Loan Documents against any Obligor.

                  2.13 No Working Capital Loans Based on Non-Affiliate Guarantors. Working Capital Agent shall not make any loans or letter of credit accommodations to any Obligor that are supported by any guaranty, whether secured or unsecured, of any officer, director or shareholder of any Obligor or of their affiliates, other than guaranties executed and delivered by any Obligor.

                  2.14 Prepayments and Non-Collateral Proceeds.

                  (a) Anything in the Term Loan Documents notwithstanding, at any time prior to the Working Capital Loan Termination Date:

                           (i) all Net Cash Proceeds payable to or for the
benefit of any Borrower or Guarantor of any Extraordinary Receipts, Asset Sales, Debt Issuance or Equity Issuance required to be delivered to Working Capital Agent on a Turnover Date shall be applied in accordance with Sections 6.4(c),
(d) and/or (e) of the Working Capital Loan and Security Agreement as in effect as of the date hereof. Working Capital Agent hereby agrees that Sections 6.4(c),
(d) and/or (e) of the Working Capital Loan and Security Agreement as in effect as of the date hereof will not be amended without the prior written consent of Term Loan Agent, which consent shall not unreasonably withheld.

                           (ii) all optional prepayments to Term Loan Agent
and/or any Term Loan Lender shall be permitted to the extent provided in Section 9.9(f) of the Working Capital Loan and Security Agreement as in effect on the date hereof. Working Capital Agent hereby agrees that Section 9.9(c) of the Working Capital Loan and Security Agreement as in effect as of the date hereof will not be amended without the prior written consent of Term Loan Agent, which consent shall not unreasonably withheld.

                  (b) All proceeds of any business interruption insurance of the Borrowers or any Obligor shall be paid to the Working Capital Agent for application to the Working Capital Debt, and after the Working Capital Loan Termination Date, all proceeds of any business interruption insurance shall be paid to Term Loan Agent for application to the Term Loan Debt.

                  2.15 Turnover Election. If either Term Loan Agent or Working Capital Agent is obligated to turnover any amount pursuant to the terms of this Intercreditor Agreement, at the election of the party that is so obligated, such turnover may be effected, (a) in the case of Term Loan Agent, by means of the purchase of a junior participation (subject to documentation acceptable to Working Capital Agent) in the Working Capital Debt, and (b) in the case of Working Capital Agent, by means of the purchase of a junior participation (subject to documentation acceptable to Term Loan Agent) in the Term Loan Debt.

                  2.16 Lender Representative. In connection with the terms of any Collateral Access Agreement (as defined in the Working Capital Loan and Security Agreement), whether with a landlord, processor, warehouse or other third party or any Deposit Account Control Agreement (as defined in the Working Capital Loan and Security Agreement), after the Working Capital Loan Termination Date or after Term Loan Agent exercises its right under Section 2.10(b) hereof, upon the request of Term Loan Agent and at the expense of Borrowers, Working Capital Agent shall notify the other parties thereto that it is no longer the "Lender Representative" or otherwise entitled to act under such agreement and shall confirm to such parties that Term Loan Agent is thereafter the "Lender Representative" as such term is used in such agreements and otherwise entitled to the rights of the secured party under such agreements, in each case as the same relates to the Collateral.

         3. TERM LOAN LENDERS' PURCHASE OPTION.

                  3.1 Notice of Exercise. Upon the occurrence and during the continuance of an Event of Default under the Working Capital Loan Documents, Term Loan Agent on behalf of the Term Loan Lenders shall have the option at any time upon five (5) Business Days' prior written notice to Working Capital Agent to purchase the Working Capital Debt from Working Capital Agent and Working Capital Lenders. Such notice from Term Loan Agent to Working Capital Agent shall be irrevocable.

                  3.2 Purchase and Sale. On the date specified by Term Loan Agent in such notice (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by Working Capital Agent of the notice from Term Loan Agent of its election to exercise such option), Working Capital Agent and Working Capital Lenders shall sell to Term Loan Agent, and Term Loan Agent shall purchase from Working Capital Agent and Working Capital Lenders, the Working Capital Debt (the "Working Capital Debt Purchase"), provided that, Working Capital Agent and Working Capital Lenders shall retain all rights to receive payments in respect of the Retained W/C Debt, the early termination fee and to be indemnified or held harmless by the Obligors in accordance with the terms of the Working Capital Loan Documents. In connection with the Working Capital Debt Purchase, each Working Capital Lender and Term Loan Agent, on behalf of the Term Loan Lenders, shall execute and deliver an assignment and acceptance agreement pursuant to which, among other things, each Working Capital Lender shall assign to the Term Loan Agent, for the benefit of the Term Loan Lenders, such Working Capital Lender's pro rata share of the Commitments and Working Capital Debt relating to the Working Capital Debt Purchase. In addition to and not in limitation of the foregoing, (a) contemporaneously with the consummation of the Working Capital Debt Purchase, the Working Capital Agent shall resign as the "Agent" under the Working Capital Loan Documents and the Term Loan Agent or such other Person as the Term Loan Lenders shall designate, be designated as the successor "Agent" under the Working Capital Loan Documents; and (b) from and after the closing date of the Working Capital Debt Purchase, each of the Working Capital Lenders who execute and deliver an assignment and acceptance agreement with Term Loan Agent (the "Transferring Lenders") shall continue to be, and shall have all rights and remedies of, a "Lender" under the Working Capital Loan and Security Agreement and the other Working Capital Loan Documents, except that, each such Transferring Lender shall have no further obligation whatsoever to make any loans, advances or other financial accommodations to or for the benefit of any Obligor under any Working Capital Loan Documents. Interest with respect to the Retained W/C Debt shall continue to be paid in accordance with the terms of the Working Capital Loan and Security Agreement, the Retained W/C Debt shall continue to be secured by the Collateral, the Retained W/C Debt shall be repaid, subject to Section 3.3(f)(i) below, in accordance with the terms of the Working Capital Loan and Security Agreement and each Transferring Lender shall continue to have all rights and remedies of a Lender under the Working Capital Loan and Security Agreement and the other Working Capital Loan Documents. Working Capital Agent hereby represents and warrants that, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for the Working Capital Debt Purchase.

                  3.3 Payment of Purchase Price. Upon the date of the Working Capital Debt Purchase, Term Loan Agent shall (a) pay to Working Capital Agent, for the benefit of the

Working Capital Lenders, as the purchase price therefor, the full amount of the Maximum W/C Debt then outstanding and unpaid (other than the early termination fee payable pursuant to the Working Capital Loan and Security Agreement which shall be paid in accordance with Section 3.3(f)(ii)), (b) without duplication, furnish or cause to be furnished to Working Capital Agent cash collateral in a manner and in such amounts as Working Capital Agent determines is reasonably necessary to secure Working Capital Agent in connection with any issued and outstanding letters of credit provided by Working Capital Agent and Working Capital Lenders (or letters of credit that Working Capital Agent has arranged to be provided by third parties pursuant to the financing arrangements of Working Capital Agent and Working Capital Lenders with Borrowers or any Obligor) to Borrowers or any Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), (c) agree to reimburse Working Capital Agent and Working Capital Lenders for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Working Capital Debt, and/or as to which Working Capital Agent and Working Capital Lenders have not yet received final payment, (d) agree to reimburse Working Capital Agent and Working Capital Lenders in respect of indemnification obligations of Borrowers under the Working Capital Loan Documents as to matters or circumstances known to Term Loan Agent at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) to Working Capital Agent and Working Capital Lenders, provided that, in no event will Term Loan Agent or Term Loan Lenders have any liability for such amounts in excess of proceeds of Collateral received by Term Loan Agent, (e) agree to indemnify and hold harmless Working Capital Agent and Working Capital Lenders from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the Working Capital Debt or Collateral as a direct result of any acts by Term Loan Agent occurring after the date of such purchase, and (f) (i) after the payment in full in cash of the Term Loan Debt and the Working Capital Debt purchased by Term Loan Agent pursuant to this Section 3, including principal, interest and fees thereon (other than any early termination fee payable pursuant to the Term Loan Agreement (the "Term Loan Early Termination Fee")) and costs and expense of collection thereof (including reasonable attorneys' fees and legal expenses), Term Loan Agent shall pay to Working Capital Agent, for the benefit of the Working Capital Lenders, the full amount of all Retained W/C Debt outstanding and unpaid (together with interest thereon at the highest applicable rate set forth in the Working Capital Loan and Security Agreement as in effect on the date of the purchase), such payment shall be made within three (3) Business Days after receipt by Term Loan Agent of amounts sufficient to pay such amounts required to be paid under this
Section 3.3(f)(i); and (ii) after the payment of the amounts set forth in
Section 3.3(f)(i) and the payment of the Term Loan Early Termination Fee, Term Loan Agent shall pay to Working Capital Agent, for the benefit of the Working Capital Lenders, the early termination fee payable pursuant to the Working Capital Loan and Security Agreement within three (3) Business Days after receipt by Term Loan Agent of amounts sufficient to pay such early termination fee, and the payment of the Retained W/C Debt, provided, that, for the purposes of this clause (f)(ii), the notice of termination or effective date of termination occurs within ninety (90) days after the effective date of the Working Capital Debt Purchase by Term Loan Agent. Term Loan Agent and Term Loan Lenders shall not agree to any amendment to the terms of such early termination fee under the Working Capital Loan Documents during such ninety (90) day period. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Working Capital Agent in New York, New York, as Working Capital Agent may designate in writing to Term Loan Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Term Loan Agent to the bank account designated by Working Capital Agent are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by Term Loan Agent to the bank account designated by Working Capital Agent are received in such bank account later than 1:00 p.m., New York City time.

                  3.4 Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by Working Capital Agent or any Working Capital Lender as to the Working Capital Debt or otherwise and without recourse to Working Capital Agent or any Working Capital Lender, except that the Working Capital Lender that is transferring such Working Capital Debt shall represent and warrant: (a) the amount of the Working Capital Debt being purchased from it, (b) that such Working Capital Lender owns the Working Capital Debt free and clear of any Liens or encumbrances and (c) that such Working Capital Lender has the right to assign such Working Capital Debt and the assignment is duly authorized.

                  3.5 Notice of Exercise of Remedies. Working Capital Agent agrees that it will give Term Loan Agent five (5) Business Days' prior written notice of its intention to commence the exercise of any enforcement right or remedy against the Collateral. In the event that during such five (5) Business Day period, Term Loan Agent shall send to Working Capital Agent the irrevocable notice of Term Loan Agent's intention to exercise the purchase option given by Working Capital Agent to Term Loan Agent under Section 3.1 hereof, Working Capital Agent shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral (provided that continuing collection of accounts receivable and other actions permitted under the Working Capital Loan Documents when no Event of Default exists shall not be prohibited hereunder), provided, that, Working Capital Agent's forbearance shall terminate if the purchase and sale with respect to the Working Capital Debt provided for herein shall have closed within five (5) Business Days after the receipt by the Working Capital Agent of the irrevocable notice from Term Loan Agent, and Working Capital Agent shall not have received payment in full of the Working Capital Debt as provided for herein within such five (5) Business Day period.

         4. MISCELLANEOUS.

                  4.1 Representations.

                  (a) Term Loan Agent represents and warrants to Working Capital Agent that:

                           (i) the execution, delivery and performance of this
Intercreditor Agreement by Term Loan Agent (A) are within the powers of Term Loan Agent, (B) have been duly authorized by Term Loan Agent, and (C) do not contravene any law, any provision of any of the Term Loan Documents or any agreement to which Term Loan Agent is a party or by which it is bound;

                           (ii) the Term Loan Lenders have taken such action as
is required under the Term Loan Document to effectively authorize Term Loan Agent to enter into, execute, deliver and carry out the terms of this Intercreditor Agreement on behalf of the Term Loan Lenders; and

                           (iii) this Intercreditor Agreement constitutes the
legal, valid and binding obligations of Term Loan Agent, enforceable in accordance with its terms and shall be binding on Term Loan Agent and the Term Loan Lenders.

                  (b) Working Capital Agent hereby represents and warrants to Term Loan Agent that:

                           (i) the execution, delivery and performance of this
Intercreditor Agreement by Working Capital Agent (A) is within the powers of Working Capital Agent, (B) has been duly authorized by Working Capital Agent, and (C) does not contravene any law, any provision of the Working Capital Loan Documents or any agreement to which Working Capital Agent is a party or by which it is bound;

                           (ii) the Working Capital Lenders have taken such
action as is required under the Working Capital Document to effectively authorize Working Capital Agent to enter into, execute, deliver and carry out the terms of this Intercreditor Agreement on behalf of the Working Capital Lenders; and

                           (iii) this Intercreditor Agreement constitutes the
legal, valid and binding obligations of Working Capital Agent, enforceable in accordance with its terms and shall be binding on Working Capital Agent and Working Capital Lenders.

                  4.2 Amendments. Any waiver, permit, consent or approval by any of the Lenders of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Intercreditor Agreement must be in writing and signed by Working Capital Agent and Term Loan Agent.

                  4.3 Successors and Assigns.

                  (a) This Intercreditor Agreement shall be binding upon the Agents and the Lenders and their respective successors and assigns and shall inure to the benefit of the Agents and the Lenders and their respective successors, participants and assigns.

                  (b) To the extent provided in their respective Agreements, each of the Agents and the Lenders reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Working Capital Debt or the Term Loan Debt, as the case may be; provided, that, no Agent or Lender shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Working Capital Debt or the Term Loan Debt, as the case may be, and no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through the Lender with which it is a participant and any sale of a participation in the Working Capital Debt shall be expressly made subject to the provisions of this Intercreditor Agreement (including, without limitation, Section 3 hereof).

                  (c) In connection with any participation or other transfer or assignment, an Agent or a Lender (i) may, subject to its respective Agreement, disclose to such assignee, participant or other transferee or assignee all documents and information which such Lender now or hereafter may have relating to any Obligor or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Intercreditor Agreement.

                  (d) In the case of an assignment or transfer, the assignee or transferee acquiring any interest in the Term Loan Debt or the Working Capital Debt, as the case may be, shall execute and deliver to the applicable Agent acting on its behalf a written acknowledgment of receipt of a copy of this Intercreditor Agreement and the written agreement by such person to be bound by the terms of this Intercreditor Agreement which acknowledgement and agreement may be included in the assignment instrument between the assignor and assignee, provided, that, if any Lender assigns or transfers a portion of the debt to an affiliate controlled by or under common control with such Lender, such Lender shall cause such person to become bound by the terms of this Intercreditor Agreement (including, without limitation, Section 3 hereof), but no notice of such assignment or transfer needs to be given by such Lender to the other Agent and such affiliate shall not be required to execute any written acknowledgment or agreement. Unless and until Working Capital Agent or Term Loan Agent receives notice of such assignment or transfer by or such Lender to an affiliate, such Agent shall only be obligated to give any notices hereunder to the assigning Lender and otherwise deal with such persons and any action by such persons shall be binding on such assignee or transferee. In addition, in the event of an assignment or transfer by Working Capital Agent of less than all of the Working Capital Debt, or by Term Loan Agent or any Term Loan Lender of less than all of the Term Loan Debt, the assigning Lender shall agree with the assignee in the assignment instrument effecting such assignment to appoint one person as an agent to act on their behalf under this Intercreditor Agreement for purposes of receiving payments and notices hereunder, which in the case of a Term Loan Lender, shall be Term Loan Agent and in the case of Working Capital Agent shall be Working Capital Agent.

                  (e) In connection with any assignment or transfer of any or all of the indebtedness of Working Capital Agent or any or all rights of Working Capital Agent in the property of any Obligor (other than pursuant to a participation), Term Loan Agent agrees to execute and deliver an agreement identical to this Intercreditor Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement identical to this Intercreditor Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any third person who succeeds to or refinances, replaces or substitutes for any or all of Working Capital Agent's financing of the Borrowers and of any of the Obligors, whether such successor or replacement financing occurs by transfer, assignment, "takeout" or any other means or vehicle.

                  (f) In connection with any assignment or transfer of any or all of the indebtedness of Term Loan Agent and Term Loan Lenders or any or all rights of Term Loan Agent and Term Loan Lenders in the property of any Obligor (other than pursuant to a participation), Working Capital Agent agrees to execute and deliver an agreement identical to this Intercreditor Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement identical to this Intercreditor Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any third person who succeeds to or refinances, replaces or substitutes for any or all of the Term Loan Lenders' financing of the Borrowers and of any of the Obligors, whether such successor or replacement financing occurs by transfer, assignment, "takeout" or any other means or vehicle.

                  4.4 Insolvency. This Intercreditor Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to the trustee for any Obligor and any Obligor as debtor-in-possession. The relative rights of Working Capital Agent, Term Loan Agent and Term Loan Lenders in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Obligor as debtor-in-possession.

                  4.5 Bankruptcy Financing.

                  (a) If any Obligor shall become subject to a case under the Bankruptcy Code and if as a debtor-in-possession, such Obligor moves for approval of financing to be provided in good faith by Working Capital Agent (the "DIP Lender") under Section 364 of the Bankruptcy Code or the use of cash collateral with the consent of the DIP Lender under Section 363 of the Bankruptcy Code or any similar provisions under applicable law, Term Loan Agent agrees that no objection will be raised by Term Loan Agent or Term Loan Lenders to any such financing on the grounds of a failure to provide "adequate protection" for the Liens of Term Loan Agent so long as (i) the interest rate, fees, advance rates, lending sublimits and limits and other terms are commercially reasonable under the circumstances, (ii) Term Loan Agent retains a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code, (iii) Term Loan Agent receives a replacement Lien on post-petition assets to the same extent granted to the DIP Lender, with the same priority relative to the Lien of the DIP Lender as the priority of the Term Loan Agent's Lien on the Collateral relative to the Working Capital Agent's Lien prior to the commencement of the case under the Bankruptcy Code, (iv) the aggregate principal amount of loans and letter of credit accommodations outstanding under such post-petition financing, together with the aggregate principal amount of the pre-petition Working Capital Debt shall not exceed the Maximum W/C Debt, and (v) such financing or use of cash collateral is subject to the terms of this Intercreditor Agreement, including without limitation Section 2.13 hereof.

                  (b) Nothing contained herein shall be deemed to limit the rights of Term Loan Agent or Term Loan Lenders to object to post-petition financing or use of cash collateral on any grounds other than the failure to provide "adequate protection" for the Liens of Term Loan

Agent or to object on grounds of a failure to provide "adequate protection" to the extent such financing or use of cash collateral does not comply with clause
(a) of this Section 4.5.

                  (c) If any Obligor shall become subject to a case under the Bankruptcy Code (in such capacity, a "Debtor"), Term Loan Agent agrees that neither Term Loan Lender nor the Term Loan Lenders will provide to such Debtor as debtor-in-possession any financing under Section 364(d) of the Bankruptcy Code to the extent that Term Loan Agent or any Term Loan Lender would, in connection with such financing, be granted a priming or pari passu Lien on the pre-petition Collateral of such Debtor.

                  (d) For purposes of this Section 4.5, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by Section 4.7 hereof.

                  4.6 Bailee for Perfection. Each of the Lenders hereby appoints each Agent and each other Lender as agent for the purposes of perfecting their respective Liens in and on any of the Collateral in the possession or under the control of such person; provided, that, an Agent or Lender in the possession or having control of any Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, the non-possessing and/or non-controlling Agents or Lenders hereby waive and release the other Agents and Lenders from, all claims and liabilities arising pursuant to the possessing Agent's or Lender's role as agent with respect to the Collateral, so long as the possessing and/or controlling Agent or Lender shall use the same degree of care with respect thereto as the possessing and/or controlling Agent or Lender uses for similar property pledged to the possessing and/or controlling Lender as collateral for indebtedness of others to the possessing and/or controlling Agent or Lender. After the Working Capital Loan Termination Date or after Term Loan Agent exercises its right under Section 2.10(b) hereof, Working Capital Agent shall deliver the remainder of the Collateral, if any, in its possession to Term Loan Agent and, if permitted under the applicable agreements, transfer control of the remainder of the Collateral, if any, under its control to Term Loan Agent, in each case, except as may otherwise be required by applicable law or court order.

                  4.7 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

         To Working Capital Agent,         Congress Financial Corporation (Central)
             or Working Capital            150 S. Wacker Drive, Suite 2200
             Lenders,                      Chicago, IL  60606
                                           Attention:  Portfolio Manager
                                           Telephone No.:  312 332-0420
                                           Telecopy No.:   312 332-0424


         with a copy to:                   Otterbourg, Steindler, Houston & Rosen, P.C.
                                           230 Park Avenue, 29th Floor
                                           New York, New York 10169
                                           Attention:  Mitchell Brand.
                                           Telephone No.:  212-661-9100
                                           Telecopy No.:   212-682-6104


         To Term Loan Agent or             Silver Point Finance LLC
             Term Loan Lenders:            600 Steamboat Road
                                           Greenwich, CT 06830
                                           Attention:  David Sawyer
                                           Telecopier No.: 203-618-6413
                                           Telephone No.:  203-618-2698


         with a copy to:                   Schulte Roth & Zabel LLP
                                           919 Third Avenue
                                           New York, New York 10022
                                           Attention:  Ronald B. Risdon
                                           Tel.: 212-756-2203
                                           Fax: 212-593-5955


Each of the above Lenders may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Lenders in conformity with this Section 4.7, but such change shall not be effective until notice of such change has been received by the other Lenders.

                  4.8 Counterparts. This Intercreditor Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Intercreditor Agreement by facsimile shall have the same force and effect as delivery of an original counterpart thereof.

                  4.9 Governing Law. The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

                  4.10 Consent to Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF

THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (INCLUDING ITS APPELLATE DIVISION), AND OF ANY OTHER APPELLATE COURT IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INTERCREDITOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS INTERCREDITOR AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS INTERCREDITOR AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

                  4.11 Complete Agreement. This written Intercreditor Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof.

                  4.12 No Third Parties Benefited. Except as expressly provided in Section 4.3 and consents which are deemed to have been given under Section
2.9 hereof, this Intercreditor Agreement is solely for the benefit of the Agents and the Lenders and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

                  4.13 Disclosures; Non-Reliance. Each Agent and each Lender has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of the Obligors and no Agent or Lender shall have any obligation or duty to disclose any such information to the other Agents or Lenders. Except as expressly set forth in this Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Term Loan Debt or the Working Capital Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Obligor's title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

                  4.14 Terms. This Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until the indefeasible satisfaction in full of all Working Capital Debt and Term Loan Debt and the termination of the financing arrangements between Working Capital Agent, Working Capital Lenders, Term Loan Agent, Term Loan Lenders, and the Obligors.

                  4.15 Lien Subordination. Nothing in this Intercreditor Agreement (including, without limitation, the definitions of Working Capital Debt or Term Loan Debt) shall be deemed to subordinate the right of Term Loan Agent or Term Loan Lenders to receive payment or the right of Working Capital Agent or Working Capital Lenders to receive payment (whether before or after the occurrence of any Insolvency Proceeding), it being the intent of the parties hereto that, to the extent provided in this Intercreditor Agreement, (a) the Lien of Term Loan Agent with respect to Collateral shall be junior to the Lien of Working Capital Agent securing Maximum W/C Debt in the Collateral as a result of the Lien priorities provided for in this Intercreditor Agreement (so that all proceeds of Collateral shall, to the extent provided in this Intercreditor Agreement, be paid to Working Capital Agent for application to the Maximum W/C Debt before Term Loan Agent or Term Loan Lenders shall receive any proceeds of such Collateral for application to the Term Loan Debt) and (b) the Lien of the Working Capital Agent with respect to Collateral securing the Working Capital Debt in excess of the Maximum W/C Debt shall be junior to the Lien of Term Loan Agent and Term Loan Lenders in such Collateral as a result of the Lien priorities provided for in this Intercreditor Agreement (so that all proceeds of Collateral (other than Collateral securing the Maximum W/C Debt) shall, to the extent provide in this Intercreditor Agreement, be paid to Term Loan Agent for application to Term Loan Debt before Working Capital Agent shall receive any proceeds of such Collateral for application to the Working Capital Debt in excess of the Maximum W/C Debt.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.


                                        WORKING CAPITAL AGENT

                                        CONGRESS FINANCIAL CORPORATION (CENTRAL)

                                        By:  [ILLEGIBLE]
                                             -----------------------------------

                                        Name:[ILLEGIBLE]
                                             -----------------------------------

                                        Title: Senior Vice President
                                              ----------------------------------


                                        TERM LOAN AGENT

                                        SILVER POINT FINANCE LLC

                                        By:  /s/ THOMAS J. STEIGLEHNER
                                             -----------------------------------

                                        Name: Thomas J. Steiglehner
                                             -----------------------------------

                                        Title: Authorized Signatory
                                              ----------------------------------

                  Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. Without limiting the generality of the foregoing or any of the other rights and remedies of Working Capital Agent, any Working Capital Lender, Term Loan Agent, or any Term Loan Lender, each of the undersigned (i) acknowledges and confirms the rights of Working Capital Agent and Term Loan Agent set forth in Section 2.14 of the Intercreditor Agreement, and (ii) agrees to make any payments (mandatory, permissive, or otherwise) permitted or required by any Term Loan Document or Working Capital Loan Document in accordance with Section 2.14 regardless of any contrary provision in any Term Loan Document or Working Capital Loan Document.

                  By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

                  Each of the undersigned agrees that any Agent or Lender holding or controlling Collateral does so as bailee (under the UCC) for the other Agents or Lenders that have a Lien on such Collateral and is hereby authorized to and may turn over to such other Agents or Lenders upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Agent or Lender have been fully paid and performed.

                  Each of the undersigned acknowledges and agrees that: (i) it is not a party to the Intercreditor Agreement and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement (except for consents which are deemed to have been given by Term Loan Agent and Term Loan Lenders under Section 2.9), and
(ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Agents or Lenders to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.



BORROWERS                                     GUARANTORS
OMEGA WIRE, INC.                              INTERNATIONAL WIRE GROUP, INC.
WIRE TECHNOLOGIES, INC.
IWG RESOURCES, LLC
OWI CORPORATION
INTERNATIONAL WIRE ROME
  OPERATIONS, IN                              By: /s/ JOSEPH M. FIAMINGO
CAMDEN WIRE CO., INC.                             ------------------------------
                                                  Name: Joseph M. Fiamingo
                                                  Title: Chief Executive Officer


By: /s/ JOSEPH M. FIAMINGO
    -------------------------------------
    Name: Joseph M. Fiamingo
    Title: Chief Executive Officer





                                       2